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                                                                   Exhibit 10.15

                                AMENDMENT NO. 10

Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

         This Amendment No. 10 (the "AMENDMENT NO. 10") is made this 16th day of December, 2003, by and between Valor Telecommunications Enterprises, L.L.C. ("CUSTOMER") and MCI WORLDCOM Network Services, Inc. ("MCI"), to those certain Program Enrollment Terms (the "PET"), to that certain Telecommunications Services Agreement more particularly described as TSA # VTE - 001019 (the "TSA"), made by and between Customer and MCI dated September 30, 2000, including all prior applicable amendments thereto (the "PRIOR-AMENDMENTS"). In the event of any conflict between the terms of the TSA, the PET, any Prior Amendment or any applicable Attachment and the terms of this Amendment No. 10, the terms of this Amendment No. 10 shall control. The TSA along with the PET, the Prior Amendments, all applicable Attachment(s), and this Amendment No. 10 shall collectively be referred to as the "AGREEMENT". Capitalized terms not defined herein shall have the meaning ascribed to them in other documents referenced herein. All references to "MCI WorldCom" in the Agreement including any attachments, schedules or exhibits thereto, will be deemed to refer to "MCI". This Amendment No. 10 does not constitute the assumption of the Agreement as that term is used under applicable bankruptcy law.

         In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. CUSTOMER'S MINIMUM REVENUE COMMITMENT. Commencing with the first (1st) day of the month following the date this Amendment No. 10 has been fully executed by both parties and delivered to Customer, the parties agree to substitute Subsection 5(B) of the PET to read in its entirety as follows:

             (B) Notwithstanding anything to the contrary contained in this Agreement, as soon as Customer's cumulative Monthly Revenue from MCI under the terms of this Agreement and commencing with the first
             (1st) day of the Commitment Period (as described in Subsection 5(A) above) are equal to at least $[*****] in the aggregate, Customer may elect to terminate Customer's Minimum Revenue Commitment described in Subsection 5(A) above by providing MCI written notice ("CUSTOMER NOTICE"). In such event, commencing with the first day of the first full month following at least thirty (30) days after MCI receives the Customer Notice, Customer's Minimum Revenue Commitment shall terminate and will no longer be in force or effect.

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2.       SPECIAL RATE:

         (A) Notwithstanding anything to the contrary contained in the Agreement or the Attachment for CLASSIC SWITCHLESS/END USER DEDICATED Services, commencing within ten (10) business days following the date this Amendment No. 10 has been fully executed by both parties and delivered to Customer, Customer's special rate for CLASSIC SWITCHLESS 1+ Service and CLASSIC SWITCHLESS TOLL FREE Service will be the respective rate set forth below. All other rates will be as set forth in the Agreement or the Attachment for CLASSIC SWITCHLESS/END USER DEDICATED Services.

                  (i) CLASSIC SWITCH LESS 1 + Service and CLASSIC SWITCH LESS TOLL FREE Service - Customer's INTERSTATE rate for calls within the 48 United States will be $[*****] per minute. [NOT SUBJECT TO DISCOUNT.]

         (B) Notwithstanding anything to the contrary contained in the TSA, MCI reserves the right to modify the rates described in Subsection (A) above (which charge modifications shall not exceed then-current generally available MCI charges for comparable services), upon not less than seven (7) calendar days' prior notice to Customer (facsimile being acceptable), which notice will state the effective date for the charge modification.

3. REQUIREMENTS. In consideration of the rates and discounts set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Service Term Customer agrees to purchase at least one hundred percent (100%) of its Texas and Oklahoma telecommunications services requirements (which services are described In this Agreement) from MCI under the terms and conditions set forth in this Agreement ("CUSTOMER'S REQUIREMENTS OBLIGATION"). Upon request from MCI, Customer agrees to provide MCI reasonable documentation evidencing Customer's compliance with this
         Section 3. Notwithstanding anything to the contrary contained in this
         Section 3, Customer's Requirements Obligation will not apply with respect to those services which are (i) provisioned and maintained on Customer's own network, or (ii) required to be purchased from third parties in order to satisfy requirements under agreements with third parties in effect as of the Effective Date of this Agreement (but only as long as such requirements are in effect).

4. OTHER TERMS AND CONDITIONS. Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the Service Term and any extensions thereof.

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         IN WITNESS WHEREOF, the parties have entered into this Amendment No. 10 on the date first written above.

VALOR TELECOMMUNICATIONS,                   MCI WORLDCOM NETWORK
L.L.C.                                      SERVICES, INC.

By: /s/ John J. Mueller                     By: /s/ Peter M. Cassidy
    -------------------------------------       --------------------------------

               Jack Mueller                            Peter M. Cassidy
    -------------------------------------       --------------------------------
               (Print Name)                             (Print Name)

 President and Chief Operating Officer       Vice President, Wholesale Services
 -------------------------------------       ----------------------------------
                 (Title)                                  (Title)

                12/16/03                                  12/23/03
    -------------------------------------       --------------------------------
                 (Date)                                    (Date)

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